Exhibit 10.01

SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is entered into by and between Gregory McDonald ("McDonald"), Pet Pointer, Inc. ("Pet Pointer"), Entest BioMedical, Inc. a California corporation ("Entest California"), Entest BioMedical, Inc., a Nevada corporation ("Entest Nevada"), and David Koos ("Koos").  McDonald and Pet Pointer are collectively referred to as Plaintiffs.  Entest California, Entest Nevada, and Koos are collectively referred to as Defendants. Plaintiffs and Defendants are collectively referred to as the Parties.

RECITALS:

A.           Before December 31, 2010, Plaintiffs operated a veterinarian hospital under the tradename McDonald Animal Hospital ("Business") at 225 S. Milpas Street, Santa Barbara, CA 93103 ("Property").

B.           Entest California and Plaintiffs entered into multiple agreements whereby Entest California (i) purchased the Business, (ii) employed McDonald, and (iii) subleased the Property.

C.           Plaintiffs claim that Defendants breached certain agreements or are otherwise liable to Plaintiffs in connection with the purchase of the Business, the employment of McDonald, and the sublease of the Property (the "Purchase Agreements").  On October 11, 2012, Plaintiffs filed a lawsuit against Defendants ("Litigation"). Defendants also have claims against Plaintiffs.

D.           Plaintiffs and Defendants have agreed to resolve the Litigation and all known and unknown claims against each other in accordance with the terms of this Agreement.

AGREEMENT. For valuable consideration, the Parties agree as follows:

1.           Payment to McDonald.  Entest California agrees to pay McDonald Thirteen Thousand Dollars ($13,000) within five business days of Closing, as defined in Section 2.1.1 below.  Payment shall be made by mailing a check in the amount of $13,000 to Pope, Berger & Williams, LLP at 3555 Fifth Avenue, Suite 300, San Diego, CA 92103,

2.           Sale of the Business.  McDonald agrees to purchase and Entest California agrees to sell the Business to McDonald in accordance with the following terms and conditions.

2.1           Closing.

2.1.1           Closing.  Closing shall mean close of business on November 30, 2012, or as otherwise agreed by the Parties in writing.  Closing shall be contingent upon McDonald's inspection and written acceptance of the inventory and equipment being sold to McDonald and receipt of the payment stated in Paragraph 1.  There shall be no disposal or waste of company property before closing, and inventory and equipment shall be substantially identical to inventory and equipment on November 15, 2012, except for product used in the course and scope of business activity.

2.1.2           Inspection.  On or before November 30, 2012, McDonald shall make arrangements with Koos to inspect the inventory and equipment being sold to McDonald.  If the equipment and inventory are acceptable to McDonald, McDonald shall execute and deliver to Entest California a written acceptance of the equipment and inventory in a form attached as Exhibit A before the close of business on November 30, 2012.

2.1.3           Nonacceptance.  In the event McDonald fails or refuses to timely provide a written notice of acceptance, or payment under paragraph 1 is not timely made, this Agreement shall be void ab initio and neither party shall have any rights or obligations under this Agreement.

2.1.4           Pre-closing Communications.  Unless otherwise agreed by the Parties, prior to Closing, Defendants shall only disclose to the employees of the Business that Entest California is in the process of negotiating a sale of the Business.  Unless otherwise agreed by the Parties, prior to Closing, McDonald shall not communicate with any of the employees of the Business.

2.2           Assets being Sold.  Except as provided in Section 2.3, upon Closing, Entest California hereby transfers to McDonald all right, title and interest it has in the following assets.

2.2.1           All assets used in connection with Entest California's operation of the Business.

2.2.2           The equipment identified on Schedule 1.

2.2.3           The inventory of the Business.

2.2.3           All technical and office supplies, furniture, and fixtures used in the operation of the Business;

2.2.4           All intellectual property, including computer software, which has been used in connection with the Business and which can be used by McDonald in the operation of the Business;

2.2.5           All telephone numbers, fax numbers, service marks, trademarks, tradenames, fictitious business names,  websites, business email addresses, vendor lists, promotional materials, vendor records  and any and all business records including, but not limited to, such items stored in computer memories, microfiche, paper record or by any other means.

2.2.6           All customer lists, customer contacts, and any and all customer records that are related to the Business.

2.2.7           All of Entest California's goodwill in connection with the Business.

2.3           Excluded Assets.  The following assets are not being sold or transferred to McDonald:

2.3.1           Cash of Entest California;

2.3.2           Accounts receivable which accrued prior to Closing;

2.3.3           Credit card payments processed prior to Closing;

2.3.4           Intellectual property not specifically relating to the Business, including but not limited to Entest California's biotechnology rights.

2.3.5           The URL mcdonaldvet.info, including any email addresses utilizing such designation (i.e., info@mcdonaldvet.info).

2.3.6           Any other assets of Entest California not specifically relating to the operation of the Business.

2.4           No Assumption of Liabilities.  McDonald shall not assume any debt, account payable, liability, obligation, agreement, contract or lease, or any liability under local, state or federal laws, of Entest California unless McDonald expressly agrees to do so. McDonald acknowledges that a dog is being boarded at the Business and McDonald agrees to care for the dog after Closing and return the dog to its owners upon their return.

2.5           Representations and Warranties of Defendants.  Defendants, and each of them, represent and warrant to McDonald as of the Closing as follows:

2.5.1           Schedule 2 sets forth a complete list of all material contracts, agreements, leases, and commitments, oral or written, and all assignments, amendments and exhibits  affecting the Business.

2.5.2           Entest California has in effect and continuously maintained commercial general liability insurance covering the

2.5.3           The only real property lease on the Property is a month to month lease.Neither Entest California, Entest Nevada nor Koos make any representations or warranties as to the validity or enforceability of any lease on the Property or whether McDonald may continue to occupy the Property. McDonald must address any issues regarding McDonald’s continuing occupancy of the Property with the landlord of the Property.

2.5.4           Other than the lawsuit filed by Plaintiffs, Defendants have no actual knowledge of any other pending lawsuit relating to the Business

2.5.5           Defendants are not aware of anyone claiming a brokerage commission in connection with the sale of the Business to McDonald.

2.5.6           Defendants are not aware of any written employment agreements with any employee currently working for the Business.

2.5.7    Defendants are not aware of any claims by employees of any violation of public policy such as discrimination or harassment,

2.5.8           Except for the warranties set forth in Sections 2.5.1 through 2.5.6, Defendants make no express or implied warranties regarding the Business or the assets being sold to McDonald.  Plaintiffs agree that the assets being sold to McDonald are being sold AS IS.  DEFENDANTS DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS OF A PARTICULAR PURPOSE.  Plaintiffs understand and agree that the landlord of the Property claims a lien on some or all of the assets being sold to McDonald.

2.6           Indemnity.

2.6.1           McDonald's Indemnity.  McDonald shall indemnify, defend, and hold Defendants harmless against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, injuries, and deficiencies, arising from or relating to the Business or McDonald's use of the assets purchased after Closing or before the date Entest California acquired the Business.

2.6.2           Entest California Indemnity.  Entest California shall indemnify, defend, and hold McDonald harmless against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, injuries, and deficiencies, arising from Entest California's operation of the Business arising between the date Entest California acquired the Business and the Closing.  Entest California shall have no duty to McDonald under this paragraph with regard to any issues which were raised or could have been raised in the Litigation or which arise out of or are related to the Purchase Agreements, including but not limited to any claims which may be asserted against McDonald by the landlord of the Property, the Internal Revenue Service, or any other taxing authority.

2.7           Covenant Not To Compete.  Defendants agree not to engage in a competing business within a 5 mile radius of the Property for three (3) years.  Defendants agree that this restrictive covenant is valid under California law.

2.8           Prior Covenant Not to Compete.  Defendants agree that McDonald's operation of the Business after the Closing is not a violation of Paragraph 8.1 of the previous purchase agreement executed in December 2010.

2.9           Sales Tax.  McDonald agrees to pay all sales and use tax, if any, arising out of or in connection with the sale of the assets from Entest California to McDonald.

3.           Dismissal of the Litigation.  Upon Closing, Plaintiffs shall cause the Litigation to be dismissed with prejudice.  Plaintiffs shall provide counsel for Defendants with a file stamped copy of the Request for Dismissal with prejudice.

4.           General Releases.

4.1           Release of Claims by Plaintiffs.  Upon Closing, Plaintiffs, on behalf of themselves, their assignees, heirs, successors, employees, attorneys, agents and representatives, waive, release and discharge Defendants and their respective assignees, officers, directors, shareholders, boards, owners, employees, attorneys, agents, trustors, trustees, beneficiaries, heirs, successors, and representatives from all known and unknown claims, demands, causes of action, attorney's fees, costs, or expenses; provided, however that nothing in this Paragraph waives or releases any claims arising out of a breach of this Agreement.  Plaintiffs specifically agree that upon Closing, any sublease existing between any of the Defendants and any of the Plaintiffs shall be terminated, and all rights and obligations under any such lease shall be extinguished.
4.2           Release of Claims by Defendants.  Upon Closing, Defendants waive, release and discharge Plaintiffs from all known and unknown claims, demands, causes of action, attorney's fees, costs, or expenses; provided, however that nothing in this Paragraph waives or releases any claims arising out of a breach of this Agreement.
4.3           Waiver of 1542.  The Parties specifically waive the benefit of the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

5.           Mutual Non-Disparagement.  Neither Party shall disoarage the other.

6.           Confidentiality.   The Parties shall keep the terms and conditions of this Agreement strictly confidential, except as necessary to enforce the terms of this Agreement, or as required by law.  This agreement will be required to be filed on the Security and Exchange Commission’s EDGAR website under an 8K filing.

7.           Employment References.   In the event Entest is contacted to provide employment references for McDonald, Entest shall provide the same information it provides for all other employees, shall not disparage McDonald, and shall not refer to McDonald’s claims, the Settlement Payment or this Agreement.

8.           Miscellaneous.
8.1           Entire Agreement.  This Agreement, including its exhibits, constitutes and contains the entire agreement between the parties and fully supersedes and replaces any and all previous negotiations, proposed agreements or understandings and agreements, written or oral, between the parties pertaining to the subject matter of this Agreement.  This Agreement may be amended only by an agreement in writing signed by the party to be bound.
8.2           Counterparts.  This Agreement may be executed in counterparts and when so executed, may be considered one and the same instrument.  A facsimile or other electronic signature will have the same force and effect as an original.
8.3           Attorney's Fees. Except as otherwise provided in this Agreement, the Parties agree to bear their own costs, fees, and expenses, including attorney's fees.  In the event of a dispute between the Parties arising out of or relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

8.4           Jurisdiction and Venue. This Agreement shall be interpreted, construed and enforced pursuant to the laws of the State of California without regard to its conflicts of laws provisions or the conflicts of laws provisions of any other state.  The parties agree that this Agreement shall be deemed executed in San Diego, California and that all payments shall be deemed made within San Diego County.  The parties agree to submit any dispute arising out of, referring or relating to this Agreement to the sole and exclusive jurisdiction of the Superior Courts of the State of California, and the parties agree to submit themselves to the exclusive jurisdiction of the State of California.  To the greatest extent permitted by law, any action on this Agreement by McDonald shall be brought and maintained in San Diego County, California, and any action on this Agreement brought by Entest shall be brought in Santa Barbara, California.
8.5           Severability.  If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect and shall in no way be affected, impaired or invalidated
8.6           Construction.  All paragraph and subparagraph headings are inserted for convenience.  This Agreement shall not be construed for or against either party.
8.7           This Agreement is the result of a settlement and compromise of disputed matters as set forth.  Nothing in this Agreementis to be construed or deemed an admission of liability, culpability, negligence, or wrongdoing on the part of any Party.  No party admits that the claims of the other are valid or more meritorious and each party  agrees that the terms of this Agreement shall never be used, referred to, or considered as an admission of liability of such claims.  The Parties have entered into this Agreement with the intention of avoiding protracted disputes, uncertainties, and litigation with their attendant inconveniences and expenses.
8.8           The Parties acknowledge that they have been represented by counsel of their own choice, or have been provided the opportunity to consult counsel of their own choice, in the negotiations leading up to the execution of this Agreement and that they have read this Agreement in its entirety and have had it fully explained to them by their counsel.
8.9           Limited Obligations of Koos and Entest Nevada.  Plaintiffs understand and agree that Koos and Entest Nevada's only obligations arising out of or in any way relating to this Agreement are those obligations set forth in paragraphs 2.5, 2.7, and 4.2.  Plaintiffs understand and agree that neither Koos nor Entest California is selling the assets of the Business to Plaintiffs.

Dated: __11/28/2012___________                                                                                     /s/G C McDonald_____________________

                                       Gregory McDonald

Pet Pointer, Inc.

Dated: 11/28/2012_______	/s/G C McDonald
____________________________________
By: Gregory McDonald
Title: Pres

Entest BioMedical, Inc., a California corporation

Dated: 11/28/2012________	/s/ David Koos
____________________________________
By: David Koos
Title: Chief Executive Officer

Entest BioMedical, Inc., a Nevada corporation

Dated: 11/28/2012__________	/s/ David Koos
____________________________________
By: David Koos
Title: Chief Executive Officer

Dated: 11/28/2012_______	_/s/ David Koos__________________________
David Koos

EXHIBIT A – ACCEPTANCE OF EQUIPMENT AND INVENTORY

Gregory McDonald represents and warrants that he has been provided an opportunity to inspect and has inspected the equipment and inventory being sold to him as part of the Business.  Gregory McDonald hereby accepts the inventory and equipment AS IS, WHERE IS.

Dated: _11/28/2012_______	/s/G.C.McDonald____________________
Gregory McDonald

SCHEDULE 1 LIST OF EQUIPMENT

Equipment list
Receptionist Area

1. Computers Dell Optiplex (4) Server generic (1) Vet Ed tablet Fujitsu Stylistic
2. Selectric IBM Typewriter
3. H/P All in one Printer Office Jet 650
4. HP laserjet 1100
5. Three client chairs
6. Two receptionist chairs
7. Brother Shredder
8. Answering machine AT&T 1739
9. Metal file‐ two drawer
10. Small fish tank
11. AM/FM/CD Radio Casio
12. Two floor mats
13. Food display racks
14. Built‐in cabinets
15. Five built‐in shelves
16. Waste basket
17. Telephone System Nortel Network (9) phones
18. Swingline electronic stapler
19. 3 Com router
20. Miscellaneous office supplies

Treatment Room

21. Two Shoreline wet treatment tubs
22. Built‐ in cabinets and drawers
23. Incubator Armstrong Universal Infant
24. SS cages three Shoreline
25. Desk
26. Drs. Chair
27. Two waste baskets.
28. GX 77o Dental X‐ray wall mounted
29. Two ss cold sterile trays
30. Dental x‐ray viewer wall mount
31. In‐ wall Drug LockerF
32. Five Clippers two corded Oster Andis three battery Oster Andis and Whal
33. Woods light
34. Three Schioetz tonometers Miltex
35. Two optivisors
36. Two tourniquets
37. Isoflorane anesthetic machine Ohmeda
38. Twelve oxygen E tanks one H tank (One H tank leased)
39. Stortz video Camera
40. Emergency light
41. Tattoo tool kit
42. Three Flo‐Guard IVAC Pumps
43. IVAC stand
44. Canon Color Video printer
45. Welch Allen Sigmoid scope light
46. Medical Diagnostic services Cystoscope
47. MDS Focuscope

48. Taskvision Loop
49. Two Laryngeal scopes with four blades
50. Lanier Stomach lavage kit.
51. HP Deskjet printer 5850
52. Dr. chair
53. Stryker Cast saw Two Cast spreaders
54. Three Oto‐scopes Two Ophthalmic heads
55. Three SS sterile Jars
56. Verucca Freeze cryo surgery
57. Three Schioetz Tonometers Miltex
58. Three microchip Readers. (Two AVID one Home again)
59. Finger Bandage Tube gauze kit.
60. Medical Glass Jars with SS lids !10)
61. Vetroson Buffer Scalar Dental ultrasonic cleaner.
62. Pulse OX Nonin 9847V
63. Vet OX 4402L
64. Whal Clippers
65. Oster Clippers Corded A‐2
66. Andis Clippers corded
67. Thirty‐two A‐2 Clipper blades
68. Andis Clippers Cordless.
69. Two Kilo Trip Balance Ohaus
70. RCA radio/CD player
71. Teledyne Big Beam Emergency light.
72. Dog Dental model
73. Cat dental model

Pharmacy Room

1. Fireproof Safe
2. Phone cabinet
3. Desk
4. Lamp
5. Label Printer Dymo 450
6. Waste basket
7. Cabinets
8. Drawers’
9. Small Refrigerator Sanyo
10. Five drawer metal file
11. Roll around wooden drawer
12. Flavor Rx system
13. Microwave Panasonic

Hospital Administrator’s Office

14. Dell Optiplex computer
15. Files
16. Shelving
17. Two metal two drawer files
18. HP printer
19. Desk

Dog Exam Room

1. EKG Electronics for medicine Honeywell

2. Lift table/scale for dogs Shore‐line
3. Two client Chairs
4. X‐Ray viewer in wall American Medical Sales
5. Sink Cabinet
6. Cold Sterile SS tray and instruments
7. Chiropractic actuator
8. Woods Light
9. Schioetz tonometer
10. Waste Basket
11. Small Refrigerator Sanyo
12. Dr. Stool
13. Glass shelving
14. Dogs Knee model
15. Dogs ear model
16. Otoscope and head Welsh Allen

Cat Exam Room

1. Cat dental model
2. Chair Client
3. EKG Burdick EK/5A
4. Shore‐line SS exam table/ scale
5. X‐Ray viewer In wall Shore‐line
6. Woods light
7. SS instrument tray cold sterile with instruments
8. Schioetz Tonometer
 9. Waste basket
10. Glass shelving
11. Dr. Stool
12. Blood Pressure monitor Ultrasonic Doppler Model 811‐B Parks Medical Electronics

Laboratory

1. Clothes Washer/ Dryer
2. Waste Basket
3. Chair
4. A/O Medical Microscope
5. Cabinets Drawers
6. Idexx Centrifuge
7. Clinaseal Centrifuge
8. Select‐a‐fuge Centrifuge.
9. Abaxis Vet Scan Rocker, VS2 Hmt HmII
10. Small Refrigerator Sanyo
11. Two drawer metal file
12. Motorola two way radios. Three with charger
13. West Bend Timer
14. H/P Deskjet Printer 5650
15. Two Clothes hampers.
16. Hemocytometer Four hand counters
17. Three Refractometers Schuco
18. Ss tray Cold sterile
19. Two hand pipettes
20. First Aid Kit.

Surgery Room and Supplies

1. Overhead dual surgery light Castel
2. Over head single surgery light Castel
3. In wall dual X‐Ray viewer Picker
4. Isoflorane Ohio
5. Isoflorane Ohmeda (2)
6. Roll‐a round plastic tray table Lakeside
7. Suction Everest Jennings
8. Luxar Laser 12 Watt with smoke evacuator
9. Ekg Electronics for Medicine
10. Blood pressure / ECG/ Pulse OX Vetspecs VSM 8
11. iM3 Dental Center HS drill with compressor.
12. Two SS mayo stands
13. Two SS surgery tables hydraulic Shore‐line
14. SS gurney on wheels Shore‐line
15. SS waste bucket on wheels
16. Ohio Ventilator
 17. Castle Roll‐a‐round surgical lamp
18. Stortz video camera
19. Olympus lamp/suction for endoscopy
20. LSP lamp/ suction for endoscopy
21. Magnavox VCR TV monitor for Endoscopy
22. Spirometer ECG printer
23. Portable emergency search light.
24. Mk‐20 Beta Surg Electro cautery
25. SS V positioned

Surgical Preparation

1. Glass Pass through
2. Auto clave Tuttnauer 2340M
3. Ultrasonic cleaner Branson
4. Scrub sink
5. Instruments: Cat Spay (3), Dog spay(2), eye packs (2) Bone Pack, Knee surgery pack,
Bone drill Battery, main pack, gowns (10), towel pack
6. GIF Tube placement kit
7. Endoscopic Olympus
8. Bronchoscope Olympus
9. Bronchoscope Stortz
10. Isoflorane Ohmeda‐Ohio
11. Orthopedic instruments (none for plating: wires and external fixation)
12. Two water bath warmers Gormar Rupt

Grooming Area

1. Refrigerator
2. Freezer
3. Hydro surge bather
4. Three food racks
5. Step stool
6. Bath tub
7. Radio
8. Fan

Dog Boarding Area #1

1. Three Cage Dryers 20 AMP
2. Six dog runs Mason
3. Ten SS cages With two metal dividers. Shore‐line

Isolation Area

1. Two Dog Runs Mason

Dog Boarding Area #2

1. Four Dog Runs Mason

Dog Boarding Area #3

1. Six Dog Runs Mason
2. Six SS cages Shore‐line
3. Nine employee steel lockers
4. Two Cage Dryers
5. Pressure Washer Karcher
6. Roll‐a‐round dolly
7. Ekg Electronics for Medicine

Cat Boarding Area

1. Four Cat Cages
2. Two cat climbers
3. Four chairs
4. Waste basket

X-Ray Room

1. Bennett Autotech
2. Roll‐a‐round dental cabinet Summit Hill
3. Three Pair Lead gloves
4. Four Wolf lead aprons
5. One lead thyroid protector
6. Ultrasound Ultramark 7
7. Two 4film X‐Ray viewers Picker and Maxant
8. Dental Dark Box
9. Carr Film Storage
10. Fourteen assorted size film cassettes
11. Desk and shelves built in.
12. X‐Ray Film processor Konica QX‐60A

SCHEDULE 2 –LIST OF ALL MATERIAL CONTRACTS

Monthly Advertising Agreement with Clipper Magazine